CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated March 16, 2001, with respect to the financial statements included in the filing of the Registration Statement (Form SB-2) of Communications Reaserch, Inc. for the fiscal years ended December 31, 2000 and 1999.



/s/Chisholm & Associates
------------------------
North Salt Lake, Utah
November 16, 2001